UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2005
LEVITT CORPORATION

(Exact name of registrant as specified in its charter)

FLORIDA	001-31931	11-3675068

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 940-4950
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On October 6, 2005, our wholly owned subsidiary, Levitt and Sons, LLC (“Levitt and Sons”) and its wholly owned subsidiary Levitt Construction – East, LLC (“Levitt Construction”), entered into a revolving credit facility with Bank of America, N.A. (“Bank of America”) in an amount not to exceed $75 million, subject to borrowing base limitations based on the value and type of collateral provided (the “BA Facility”). Levitt and Sons and/or Levitt Construction may borrow under the BA Facility for the acquisition of real property, the infrastructure and site development on the property and the construction of residential dwellings thereon. Each property acquisition shall be conducted through separate wholly owned subsidiary companies (the “Owner Subsidiaries”). The BA Facility also includes a sublimit of up to $15,000,000 for the issuance of letters of credit. The BA Facility will be secured by first priority mortgages on all real property acquired with the proceeds of the BA Facility. Further, the BA Facility shall be guaranteed by the Owner Subsidiaries. Advances under the BA Facility bear interest, at the election of Levitt and Sons and Levitt Construction, at either (i) Bank of America’s LIBOR daily floating rate or (ii) Bank of America’s prime rate, plus a spread of between 200 and 240 basis points in each instance, depending on the ratio of Levitt and Sons’ and Levitt Construction’s debt to tangible net worth. Accrued interest is due and payable monthly and all outstanding principal shall be due and payable on September 30, 2006, with two (2) automatic three hundred sixty (360) day extensions (the “Initial Term”); provided, however, if certain conditions are satisfied, Levitt and Sons and Levitt Construction may request and Lender may, in its sole discretion, extend the Initial Term for additional one year periods. Levitt and Sons and Levitt Construction shall be required to prepay principal in the event amounts outstanding under the BA Facility at any time exceed the borrowing base. Levitt and Sons and Levitt Construction may make draws on the BA Facility through the maturity date. The BA Facility documents include customary conditions to funding, acceleration provisions and financial, affirmative and negative covenants such as minimum tangible net worth requirements, maximum debt to net worth ration requirements and limitations on additional indebtedness and liens.
     The foregoing was in addition to the following indebtedness previously incurred during the quarter which were not individually considered material.
     On September 16, 2005, our wholly owned subsidiary, Core Communities, LLC (“Core”), entered into a $30 million revolving credit facility (the “Horizons Facility”) with Monumental Life Insurance Company (“Monumental”). The Horizons Facility is currently secured by real property owned by Core’s wholly owned subsidiary, Horizons Acquisition 5, LLC (“Horizons 5”), which is adjacent to Core’s Tradition master planned community. Horizons 5 has guaranteed the Horizons Facility. Core may borrow under the Horizons Facility for any general limited liability company purposes including, without limitation, to finance the acquisition of fee or long term leased properties. As of October 1st, 2005, Borrowings under the Horizons Facility bear interest at a floating rate equal to the Wall Street Journal one-month LIBOR rate plus two hundred and fifty (250) basis points. The interest rate will be adjusted on each October 1 thereafter during the term of the Horizons Facility. Accrued interest is due and payable monthly and all outstanding principal is due and payable on June 1, 2011. Subject to certain loan to value requirements, Core may make draws on the Horizons Facility through its maturity date. The Horizons Facility documents include customary conditions to funding, prepayment penalties, acceleration provisions and certain financial, affirmative and negative covenants.
     On September 21, 2005, Core, and its wholly owned subsidiary Core Communities of South Carolina, LLC (“Core South Carolina”), entered into a $30 million credit facility (the “Transamerica Facility”) with Transamerica Occidental Life Insurance Company (“Transamerica”). The Transamerica Facility is evidenced by two separate promissory notes, each dated as of September 21, 2005, in the original principal amounts of $25,000,000 (the “$25,000,000 Note”) and $5,000,000 (the “$5,000,000 Note”; the $25,000,000 Note and $5,000,000 Note collectively, the “Notes”). The proceeds of the Transamerica Facility were used to finance property recently acquired by Core South Carolina and any future draws may be used for any general limited liability company purposes including, without limitation, to finance the acquisition of fee or long term leased properties. The Transamerica Facility is secured by the recently acquired property in Jasper County, South Carolina. As of October 1, 2005, through September 30, 2010, amounts outstanding under the $25,000,000 Note bear interest at the Wall Street Journal three-month LIBOR rate (the “LIBOR Rate”) plus two hundred seventy five (275) basis points and amounts outstanding under the $5,000,000 Note bear interest at the rate of 6.88% per annum. Thereafter, amounts outstanding under the $25,000,000 Note shall bear interest at the LIBOR Rate plus a spread to be agreed upon by the parties; amounts outstanding under the $5,000,000 Note shall bear interest at the interpolated five (5) year average yield of United States Treasuries adjusted to a constant maturity of five (5) years, as reported by Bloomberg L.P., plus a spread to be agreed upon by the parties, such interest rate spread in each case to be reset on each of October 1, 2010 and October 1, 2015. In the event the parties are unable to agree to any interest rate spread on a reset date with respect to a Note, all amounts outstanding under such Note shall become immediately due and payable. Accrued interest only on each Note is due and payable monthly on the first day of each month commencing November 1, 2005, through October 1, 2008. Commencing November 1, 2008, monthly payments on each Note shall be payable in an amount equal to the respective outstanding loan balance on November 1, 2008, divided by 216, plus accrued interest on the outstanding principal balance under each of the Notes. All outstanding principal and interest shall be due and payable on October 1, 2019. Prepayment penalties may be due and payable under each of the Notes in the event loan amounts are repaid prior to their scheduled repayment dates. The Transamerica Facility documents include customary conditions to funding, acceleration provisions and certain financial, affirmative and negative covenants.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2005	LEVITT CORPORATION
	By:	/s/ George P. Scanlon
		Name:	George P. Scanlon
		Title:	Chief Financial Officer